Exhibit 99.1

Bioptix Changing Name to Riot Blockchain as Company Shifts Focus to Strategic Investor and Operator in Blockchain Technologies

Riot Blockchain Announces Strategic Investment in Coinsquare, a Leading Canadian Digital Currency Exchange

CASTLE ROCK, Colo., Oct. 4, 2017 -- Bioptix Inc. (Nasdaq: BIOP) today announced it is changing its name to Riot Blockchain, Inc., and has reserved and plans to change its Nasdaq ticker symbol RIOT, in line with a shift in direction of the company. The name and symbol change are subject to Nasdaq approval. Moving forward, Riot Blockchain's focus will be as a strategic investor and operator in the blockchain ecosystem with a particular focus on the Bitcoin and Ethereum blockchains.

As part of this focus, the company announces it has made a strategic investment in Coinsquare Ltd., one of Canada’s leading exchanges for trading digital currencies. This investment into a blockchain-focused company is indicative of similar opportunities Riot Blockchain plans to pursue, including possible acquisitions of businesses serving the blockchain ecosystem.

“At Riot Blockchain, our team has the insight and network to effectively grow and develop blockchain assets,” said Michael Beeghley, Chief Executive Officer of Riot Blockchain. “With new applications being developed for blockchain every day, this is a rapidly growing and evolving market. We are excited to have partnered with and led an investment in Coinsquare, a company we believe is well positioned to capitalize on the opportunity in this sector.”

Blockchain protocols offer a secure way to store and relay information without the need for middlemen. It uses a decentralized and encrypted ledger that offers a secure, efficient, verifiable, and permanent way of storing records and other information. Blockchain protocols are the backbone of numerous digital cryptocurrencies including Bitcoin, Ethereum and Litecoin. They have a wide range of potential applications including use in processing transactions, managing medical records, recording votes, and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain Inc. (formerly Bioptix, Inc.) leverages its expertise and network to build and support blockchain technology companies. It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain and provides investment exposure to the rapidly growing blockchain ecosystem. For more information, visit http://www.riotblockchain.com/.

The company continues to maintain its existing Bioptix business line and its royalty license stemming from an Exclusive License Agreement with Ceva Santé Animale S.A. ("Licensee"), providing an exclusive worldwide royalty-bearing license, until December 31, 2028, to develop, seek regulatory approval for and offer to sell, market, distribute, import and export luteinizing hormone ("LH") and/or follicle-stimulating hormone ("FSH") products for cattle, equine and swine for the assistance and facilitation of reproduction.

Safe Harbor
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com